THIS NOTE IS NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF GENTA INCORPORATED, (THE "COMPANY"). THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.


                               GENTA INCORPORATED

                                                                         No. B-2
           AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE BRIDGE NOTE

$1,950,000                                                  New York, New York
                                                            January 28, 1997, as
                                                            amended and restated
                                                            on June 23, 1997

                  Genta Incorporated, a Delaware corporation, (the "Company"), for value received, hereby promises to pay to THE ARIES TRUST (the "Holder"), or registered assigns, the principal sum of ONE MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS ($1,950,000), with interest from the date of original issuance of this Senior Secured Convertible Bridge Note on the unpaid principal balance at a rate equal to twelve percent (12%) per annum, on the earlier of (a) December 31, 1997, (b) September 30, 1997 if on or prior to such date the Company has not received gross proceeds of at least $2,000,000 in respect of its offering of Premium Preferred Units which was commenced in May, 1997 and (c) the date of any decision, order or other determination adverse to the Company or any of its directors by any court or other tribunal in any lawsuit or other proceeding against the Company and/or any of its directors by any of the Company's preferred stockholders, including, without limitation, any adverse result or other determination in connection with an appeal of the decision rendered by the Delaware Court of Chancery in May, 1997 in respect of the suit described in Item 3 of the Company's Form 10-K for the year ended December 31, 1996 (such earliest date, the "Maturity Date"). Payment shall be made at such place as designated by the Holder upon surrender of this Senior Secured Convertible Bridge Note, and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. This Senior Secured Convertible Bridge Note is one of a duly authorized issue of Genta Incorporated 12% Senior Convertible Bridge Notes in an aggregate principal amount of $3,000,000 (individually a "Note" and collectively the "Notes") issued pursuant to a Note and Warrant Purchase Agreement dated January 28, 1997 between the Company and the Holder (the "Purchase Agreement"). The Senior Secured Convertible Bridge Notes shall be senior to all other indebtedness of the Company ("Other Indebtedness") and all Other Indebtedness shall be subordinated to the Senior Bridge Notes. These Notes are secured pursuant to the Security Agreement dated as of January 28, 1997 by and between the Company, Paramount Capital, Inc. and the Purchasers.

SECTION 1.        PREPAYMENT.

                  This Note (including interest accrued on the principal hereof) may be prepaid by the Company, at any time without penalty or premium provided that the Company shall provide the holders of the Notes with at least 30 days prior written notice of prepayment, and prior to such prepayment, the holders of the Notes shall have the opportunity to exercise their optional conversion rights pursuant to Section 2 hereof.

SECTION 2.        OPTIONAL CONVERSION

                  (a) Right of Conversion. (i) Immediately, or, (ii) if the rules of the Nasdaq National Market or any other law or regulation, require the approval of the shareholders of the Company to permit convertibility of the Notes, then upon the receipt of such approvals, the Notes shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in paragraph 2(b) below, into the number of shares of Series D Preferred Stock of the Company (the "Preferred Stock") equal to the Conversion Amount divided by the then current Conversion Price (as defined below). The Conversion Amount shall be the Liquidation Amount, or in the case of a partial conversion, such lesser amount as designated by the converting holder. The Liquidation Amount shall be the aggregate principal value of the Notes held by such Holder plus any accrued and unpaid interest. The Conversion Price shall initially be $50.00, subject to adjustment as provided below, representing an initial conversion rate (subject to adjustment) of 200 shares of Preferred Stock per $10,000 of Conversion Amount. Notwithstanding anything to the contrary contained in this Note, no right of conversion shall exist if and only to the extent that such conversion would result in the occurrence of a "Fundamental Change" under Article IV of the Corporation's Restated Certificate of Incorporation.

                  (b) Conversion Procedures. Any holder of Notes desiring to convert such Notes into Preferred Stock shall surrender the Notes at the offices of the Company, which Notes shall be accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such Notes and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Preferred Stock are to be issued. The Corporation will make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

                  The Corporation shall deliver to the holder converting the Notes, or to the nominee or nominees of such person, certificates evidencing the number of full shares of

Preferred Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Notes and the person or persons entitled to receive the Preferred Stock deliverable upon conversion of such Notes shall be treated for all purposes as the record holder or holders of such Preferred Stock on such date; provided, however, that the Corporation shall not be required to convert any Notes while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Notes for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

                  All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to paragraph 2(e) hereof, a holder of Notes may, at its election, provide in its notice of conversion that the conversion of its Notes shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

                  (c) Protection From Dilution. (i) If, at any time or from time to time after the date of this Note, the Company shall issue or distribute to the holders of shares of Preferred Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable solely to holders of Preferred Stock in shares of Preferred Stock, referred to in Subsection (c)(ii), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "SPECIAL DIVIDEND"), the Conversion Price shall be adjusted by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the then Current Market Price Per Share of Preferred Stock in effect on the record date of such issuance or distribution less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Preferred Stock and the denominator of which shall be the then Current Market Price Per Share of Preferred Stock in effect on the record date of such issuance or distribution. An adjustment made pursuant to this Subsection 2(a) shall become effective immediately after the record date of any such Special Dividend. The then "CURRENT MARKET PRICE PER SHARE OF PREFERRED STOCK" shall equal the then Current Market Price multiplied by the then effective "conversion rate" (as defined and used in the Certificate of Designation for the Preferred Stock).

The then Current Market Price per share (the "CURRENT MARKET PRICE") shall be deemed to be the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors.

                  (ii) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Preferred Stock, (ii) subdivide its outstanding shares of Preferred Stock into a greater number of shares, (iii) combine its outstanding shares of Preferred Stock into a smaller number of shares or (iv) issue by reclassification of its Preferred Stock any shares of capital stock of the Company (other than the Conversion Shares), the Conversion Price shall be proportionately adjusted so that the Notes shall be convertible into a number and kind of securities which the holders would have been entitled to receive after any such event had they converted the Notes immediately prior thereto. An adjustment made pursuant to this Subsection 2(c)(ii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (iii) Except as provided in Subsections (c)(i) and (c)(iv), in case the Company shall hereafter issue or sell any Preferred Stock, any securities convertible into Preferred Stock, any rights, options or warrants to purchase Preferred Stock or any securities convertible into Preferred Stock, in each case for a price per share or entitling the holders thereof to purchase Preferred Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "TOTAL CONSIDERATION") by (ii) the number of additional shares of Preferred Stock issuable upon exercise or conversion of such securities) which is less than either the then Current Market Price Per Share of Preferred Stock in effect on the date of such issuance or sale or the Conversion Price, the Conversion Price shall be adjusted as of the date of such issuance or sale by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be
(x) the sum of (A) the number of shares of Preferred Stock outstanding on the record date of such issuance or sale plus (B) the Total Consideration divided by the Current Market Price Per Share of Preferred Stock or the current Conversion Price, whichever is greater, and the denominator of which shall be (y) the number of shares of Preferred Stock outstanding on the record date of such issuance or sale plus the maximum number of additional shares of Preferred Stock issued, sold or issuable upon exercise or conversion of such securities.

                  (iv) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Note shall have the right thereafter to receive on the conversion of this Note the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Note been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder of this Note to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the Note. The above provisions of this Subsection (c)(iv) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Note to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Notes not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                  (v) In case any event shall occur as to which the other provisions of this Section 2 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof then, in each such case, the Holders of Notes may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the conversion rights. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Note and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

                  (vi) For purposes of the anti-dilution protection contained in this Section (c), at all times following the conversion of all shares of Preferred Stock into shares of Common Stock, the term Preferred Stock shall be read to be Common Stock, context permitting, so that the anti-dilution provisions will continue to protect the conversion rights represented by this Note after the conversion of all the Preferred Stock into the Common Stock in accordance with the essential intent and principles of this Section 3 (it being understood that prior to such conversion, the anti-dilution provisions of the Preferred Stock underlying this Note shall be applicable to any dilutive events with respect to the Common Stock and protect the Holder from dilution of the Common Stock).

                  (d) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Preferred Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Preferred Stock free of preemptive rights as shall be sufficient to effect the conversion of all Notes from time to time outstanding. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Preferred Stock if at any time the number of shares of Preferred Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding Notes.

                  The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Preferred Stock on conversion of the Notes. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Preferred Stock (or other securities or assets) in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (e)     Prior Notice of Certain Events.  In case:

                    (i) the Corporation shall declare any dividend (or any other distribution); or

                    (ii) the Corporation shall authorize the granting to the holders of Preferred Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

                    (iii) of any reclassification of Preferred Stock (other than a subdivision or combination of the outstanding Preferred Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

                    (iv) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Preferred Stock is converted into other securities, cash or other property; or

                    (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be mailed to the holders of Notes, at their last addresses as they shall appear upon the books of the Corporation, at least 20 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Preferred Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up or other liquidation event is expected to become effective, the date as of which it is expected that holders of Preferred Stock of record shall be entitled to exchange their shares of Preferred Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up or other liquidation event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

                  (f) Other Changes in Conversion Rate. The Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Corporation shall mail to holders of record of Notes a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

                  The Corporation may make such increases in the Conversion Rate, in addition to those required or allowed by this paragraph 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

SECTION 3.         DEFAULT CONVERSION.

                  (a) If this Note and all accrued interest shall not have been paid in full on or before the Maturity Date or upon the occurrence of an Event of Default (as defined in Section 7 hereof), the Holder shall have the right (the "Default Conversion Right"), in addition to any other available remedies set forth in Section 8 hereof or at law or in equity, to convert up to the lesser of (i) the then outstanding principal amount of this Note or (ii) 10% of the original principal amount of this Note, into the number of shares of Common Stock of the Company ("Common Stock"), equal to the amount converted by the Noteholder upon such Event of Default (the "Default Conversion Amount") divided by $.001 (the "Default Conversion Price"). Upon conversion, the Company shall pay all accrued and unpaid interest on the Default Conversion Amount.

                  (b) To exercise the Default Conversion Right, the Holder, on or before the 60th day after the Maturity Date, but before payment in full of the then outstanding principal and interest under this Note, shall deliver to the Company, at its office at as set forth in section 11, or at such other place as is designated in writing by the Company, a notice (the "Conversion Notice") stating that the Holder is exercising the Default Conversion Right, the Default

Conversion Amount and the name or names in which the Holder wishes the certificates for shares of Common Stock to be issued.

                  (c) To the extent permitted by applicable law, upon exercise of the Default Conversion Right, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise (the "Conversion Shares"), notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable and in any event within five (5) days after exercise of the Default Conversion Right, the Company shall issue and deliver to the Holder a certificate or certificates evidencing the Conversion Shares registered in the name of the Holder or its designee, provided that the Company may require the holder, by notice given to the Holder promptly after receipt of the Conversion Notice, as a condition to the delivery of such certificate or certificates, to present this Note to the Company for the placement hereon of a legend indicating that the Default Conversion Right has been exercised to the extent of the Default
Conversion Amount, and this Note (unless thereby paid in full) shall be immediately returned to the Holder.

                  (d) The issuance of any shares or other securities upon the exercise of the Default Conversion Right, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (e) The Holder shall not have, solely on account of such status as a Holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any notice of meetings of stockholders or of any other proceedings of the Company except as provided in this Note.

                  (f) The Company shall at all times following the Issuance Date, reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Default Conversion Right, such number of shares of Common Stock as shall, from time to time, be sufficient for the exercise of the Default Conversion Right in full. The Company covenants that all shares of Common Stock issuable upon exercise of the Default Conversion Right shall be validly issued, fully paid and nonassessable.

                  (g) The anti-dilution protections set forth in Section 2(c) hereof shall apply as well to the Default Conversion Right and the adjustment of the Default Conversion Price hereunder, provided, however, that for purposes of such application all appropriate references to Preferred Stock shall be read as references to Common Stock and all references to the Conversion Price shall be read as references to the Default Conversion Price, so as to give the Default

Conversion Rights, as nearly as practicable, the anti-dilution and other protections provided for in section 2(c) with respect to the Optional Conversion Right.

SECTION 4.         FRACTIONAL SHARES.

                  (a) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of the Optional and Default Conversion Right. If any fraction of a share would be issuable on any exercise of the Optional or Default Conversion Right (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the closing price for the Common Stock on the trading date immediately preceding the date of exercise of the Optional or Default Conversion Right.

SECTION 5.        AFFIRMATIVE COVENANTS OF THE COMPANY.

                  The Company covenants and agrees that until the payment in full of this Note, the Company shall:

                  (a) Existence; Business. (i) Preserve, renew and keep in full force and effect its legal existence and (ii) obtain, preserve, renew, extend and keep in full force and effect the licenses, permits, authorizations, patents, trademarks and trade names material to its business.

                  (b) Use of Proceeds. Use the proceeds of the Notes of this issue solely as set forth in Section 7.7 of the Note and Warrant Purchase Agreement between the Company and various purchasers dated the date hereof (the "Purchase Agreement")

                  (c) Reports. Furnish to the Holder, at the time furnished to the Company's stockholders, reports furnished generally to the Company's stockholders, and copies of Current Reports on Form 8-K.

                  (d) Notice of Events of Default. Furnish to the Holder prompt written notice of any Event of Default, specifying the nature and extent thereof and corrective action, if any, proposed to be taken with respect thereto.

                  (e) Authorization of Stock Issuable Upon Conversion. No later than the Maturity Date, authorize and reserve a sufficient number of its shares for exercise of the Default Conversion Right.

SECTION 6.        NEGATIVE COVENANTS OF THE COMPANY.

                  The Company covenants and agrees with the Holder that until the payment in full of this Note, the Company shall not:

                  (a) Indebtedness. Incur, create, assume or permit to exist any indebtedness except (i) indebtedness represented by the Notes, (ii) indebtedness which by its terms is subordinated to the Notes in an amount less than $25,000 in the aggregate (iii) indebtedness in an amount less than fifty thousand dollars ($50,000) incurred in the ordinary course of business, and (iv) indebtedness for borrowed money existing on the date hereof and disclosed in writing to the Holder on or prior to the date hereof, but not any extensions, renewals or replacements of such indebtedness;

                  (b) Liens. Create, incur, assume or permit to exist any lien on any property or assets (including stock or other securities of any person) now owned or hereafter acquired by the Company, except (i) liens for taxes not yet due or which are being contested by appropriate proceedings; (ii) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like liens arising in the ordinary course of business and securing obligations that are not due or which are being contested; or (iii) liens of attachments, judgments or awards against the Company (X) which could not reasonably be expected to have an adverse material effect on the Company or (Y) with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings, or (iv) purchase money liens, equipment leases and financings incurred in the ordinary course of business.

                  (c) Sale  and   Lease-Back   Transactions.   Enter  into  any
arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent (including intellectual property), lease or license such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  (d) Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial part of its assets (whether now owned or hereafter acquired) or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or a substantial part of the assets of any other person.

                  (e) Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose, except as permitted by Section 7.15 of the Note and Warrant Agreement.

                  (f) No Impairment. By amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.


SECTION 7.        EVENTS OF DEFAULT DEFINED.

                  The following shall each constitute an "Event of Default" hereunder:

                  (a) the failure of the Company to make any payment of principal of or interest on this Note when due and payable;

                  (b) the failure of the Company to observe or perform any covenant in this Note or in the Purchase Agreement, and such failure shall have continued unremedied for a period of five (5) days;

                  (c) if the Company shall:

                           (1) admit in writing its inability to pay its debts generally as they become due,

                           (2) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

                           (3) make an assignment for the benefit of its creditors,

                           (4) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

                           (5) on a petition in bankruptcy filed against, be adjudicated a bankrupt, or

                           (6) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable  law or  statute  of  the  United
                                    States of America or any state thereof;

                  (d) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Company, a receiver of the Company or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty
(30) days from the date of entry thereof;

                  (e) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control;

                  (f) the liquidation, dissolution or winding up of the Company;

                  (g) the failure of the shareholders to authorize and approve the issuance of these Notes or the issuance of the shares of Preferred Stock underlying these Notes, the Bridge Warrants or the New Warrants (as such terms are defined in the Purchase Agreement), or any Common Stock underlying the foregoing to the extent such authorization is necessary pursuant to the rules of the Nasdaq National Market or any other applicable law, rule or regulation.

                  (h) A default or event of default which remains uncured following any applicable cure period under the Security Agreement; or

                  (i) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company shall not, within such 30-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

SECTION 8.        REMEDIES UPON EVENT OF DEFAULT.

                  (a) Upon the occurrence of an Event of Default, (i) the entire principal amount of, and all accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and (ii) additional interest shall begin to accrue, and shall be considered immediately due and payable, on the unpaid principal amount of this Note at the rate of eighteen percent (18%) per annum and shall continue to accrue until the initial interest and additional interest is paid. In addition, the Holder may take any action available to it under the Purchase Agreement or at law or in equity or by statute or otherwise.

                  (b) No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 9.         NOTE REGISTER.

                  (a) The Company shall keep at its principal executive office a register (herein sometimes referred to as the "Note Register"), in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer of this Note.

                  (b) Whenever this Note shall be surrendered at the principal executive office of the Company for transfer or exchange, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder hereof or his attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so surrendered and shall be in such principal amount and registered in such name or names as such Holder may designate in writing.

                  (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

SECTION 10.       REGISTRATION UNDER SECURITIES ACT OF 1933.

                  The Holder of this Note shall have registration rights as provided in Section 8 of the Purchase Agreement, with respect to the shares of Common Stock underlying the Preferred Stock issuable upon conversion of the Notes pursuant to the Optional and Default Conversion Right. If the Holder is not a party to the Purchase Agreement, by acceptance of this Note, the Holder agrees to comply with provisions of Section 8 of the Purchase Agreement to the same extent as if it were a party thereto.

SECTION 11.       MISCELLANEOUS.

                  (a) Amendments and Waivers. The holders of sixty-six and two-thirds percent (66 2/3%) or more in principal amount of outstanding Notes of this issue may waive or otherwise consent to the amendment of any of the provisions hereof, provided that no such waiver or amendment may reduce the principal amount of or interest on any of the Notes of this issue or change the stated maturity of the principal or reduce the percentage of holders of Notes of this issue necessary to waive or amend the provisions of this Note, without the consent of each holder of any Note affected thereby.

                  (b) Restrictions on Transferability. In addition to the restrictions set forth in Section 9(a) of this Note, the securities represented by this Note have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except pursuant to exemptions from the Securities Act of 1933, and the securities laws of any state or other jurisdiction. Notwithstanding the above, the holder of this Note has been provided the registration rights contained in Section 8 of the Purchase Agreement with respect to the shares of the Company's Common Stock which may be acquired upon exercise of the Optional and Default Conversion Right.

                  (c) Forbearance from Suit. No holder of Notes of this issue shall institute any suit or proceeding for the enforcement of the payment of principal or interest unless the holders of at least fifty-one percent (51%) in principal amount of all of the outstanding Notes of this issue join in such suit or proceeding.

                  (d) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

                  (e) Interpretation. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                  (f) Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

                  (g) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

                  If to the Holder:  At the address shown on Schedule A
                                     attached hereto.

                  with a copy to:       Paramount Capital, Inc.
                                        787 Seventh Avenue
                                        New York, NY 10019
                                        Attn: David R. Walner

                  If to the Company:    Genta Incorporated
                                        3350 General Atomics Court

                                         San Diego, CA 92121
                                         Attention: Chief Executive Officer

                  (h) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

                  (i) Purchase Agreement. This Note is subject to the terms contained in the Purchase Agreement dated the date hereof between the Company and certain purchasers of the Senior Secured Convertible Bridge Notes and the holder of this Note is entitled to the benefits of such Purchase Agreement and may, in addition to any rights hereunder, enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

         IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.


ATTEST:                                     GENTA INCORPORATED


_______________________             By:     ________________________________
                                            Name:
                                            Its:



(Corporate Seal)